Exhibit 10.11

RECOVERY AND RESEARCH AGREEMENT

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Dated September 29, 2014

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By and between

Altamar Explorations LLC

and

Aqua Quest International, Inc.

RECOVERY AND RESEARCH AGREEMENT

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This agreement (“Agreement”) dated as of the 29th day of September 2014, is entered into by and between Altamar Explorations LLC ("AE") of Gainesville, Florida, a Florida Domiciled Entity, and Aqua Quest International, Inc. (AQI) of Tarpon Springs, Florida, a Florida corporation. AE and AQI are each a “Party” and collectively referred to as the "Parties."

RECITALS

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          WHEREAS, AQI is a marine archaeological recovery company and specializes in the discovery and recovery of shipwrecks, and

          WHEREAS, AE is a company having extensive research data on historical shipwrecks, and

          WHEREAS, AQI has been searching for an AE wreck known as the Brooklyn, but such work has been delayed because of circumstances out of AQI's control and the Parties have agreed to push back work on the Brooklyn until late Spring 2015 because of seasonal weather conditions, and

          WHEREAS, the Parties wish for AQI to work on another AE shipwreck project in the meantime, and

          WHEREAS, AQI desires to acquire the research information (hereinafter referred to collectively as the “Research Information”) AE has compiled on a wreck designated the “Schooner Wreck,” and

          WHEREAS, based on AE’s Research Information on the Schooner Wreck AQI intends to mount an expedition to locate, assert possession of, and conduct recovery operations at the various wreck sites described in the Research Information,

          NOW THEREFORE, in consideration of the recitals, payments, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I: THE SCHOONER WRECK

          Section 1.1. Cooperation. AE will provide AQI, on an exclusive basis, with its present and ongoing Research Information on the Schooner Wreck based on the terms and conditions as set forth in this Agreement.

          Section 1.2. Exclusive Rights. With regard to the Schooner Wreck, AE agrees to grant AQI exclusive rights to its relevant Research Information for the search, identification, and recovery of this wreck.  AQI agrees to keep AE fully informed and aware of any efforts and/or work that take place to discover and/or recover anything from the Schooner Wreck, and to allow AE onto the discovery and/or recovery ship. AQI agrees not to disclose the wreck site specifics or location to anyone else without the specific agreement of AE, except as required for AQI's admiralty lawsuit/claim by law or rules of the court, which shall either be filed directly in the name of AQI or more likely, will be filed in the name of a neutral sounding new entity designed to cloak the true nature of the lawsuit and to attempt to divert attention away from the wreck until such time as the parties announce their actions and discoveries. The use of a neutral sounding entity will be held to the same terms and conditions of this agreement and said filing will be incorporated in this agreement.

          Section 1.3 Other Wreck Sites. Other wreck sites discovered within the yet to be defined search area will have the same terms and conditions as that agreed to with the “Schooner Wreck.”

          Section 1.4. Confidentiality of Research Information. The Parties shall keep all Research Information and any related information strictly confidential.

          Section 1.5 Previous Agreement. It is known and recognized by both parties that a previous agreement for this project was signed on December 3rd, 2009 by AE with Oceanic Exploration and Discovery Corporation (“OED”). It also is known and recognized by both Parties that OED failed to perform their obligations contained within that agreement and that OED will be administratively dissolved by the State of Florida on or about September 26, 2014.

ARTICLE II: SALVAGE OPERATIONS BY AQI

          Section 2.1. Project Funding. AQI agrees to use its best efforts to locate and salvage the Schooner Wreck. AQI shall provide initial funding in the amount of at least $50,000.00. This sum is for the search operations which include the use of an operational and suitable boat equipped with remote sensing equipment such as magnetometer, side scan sonar, and ROV systems.

          ARTICLE III: COMPENSATION

          Section 3.1. Compensation. At the signing of this Agreement, AE will receive Forty Five Thousand (45,000) Shares of the Class A Common Stock of AQI. AE will also receive 10% (ten percent) of the net profits received by AQI from the Schooner Wreck project after fair and reasonable expenses are deducted and after paying back any and all investors. AE has the right to request and reasonably review the financial and expense statements of AQI in regards to the selected wrecks. Any such information given to AE shall be held in strict confidence.

          Section 3.2 Ancillary Ownership Rights. AQI shall have the exclusive right to document, film, photograph, publish or any other means necessary for documenting and recording the Schooner Wreck project in any form or media, whether for personal or public use and/or for profit as long as there is no interference with the timely and professional manner of recovery.

          Revenues from ancillary ownership rights to the Schooner Wreck shall be included in revenues for determining the distribution of profits to AE. AE and Mark Allender have the right to and retain the right to publish a book and academic papers, articles and treatise, and give lectures on the Schooner Wreck, recognizing that Dr. Robert Baer may also publish a book on this project.

          Section 3.3 Operations and Work on the Project. AQI shall have jurisdiction of the search, recovery and artifact conservation and other business aspects of the project. This includes but is not limited to planning, fund raising, use of proceeds, time lines, operational and archaeological reports, hiring, contracting, project team oversight, equipment, safety, and financial reporting. However, representatives of AE shall have the right to be in attendance on the search/recovery boat during the search/recovery operations, and during the storage, safeguarding, and handling of items recovered from the Schooner Wreck. AQI has the right at its option to ask AE to provide advice in these areas, and to utilize AE in a supporting role on the Project. AE will be allowed to obtain project updates from AQI at any time upon request.

          Section 3.4. Artifact Recoveries. AE and AQI agree that the Schooner Wreck is a shipwreck having significant historical value. The Parties agree that common artifacts such as coins and precious stones and other redundant and duplicative items can be sold commercially. Inasmuch as is possible the Parties agree that less common items from the cargo, and personal belongings of passengers and crew, will be kept together as a potential collection for preservation in a museum.

ARTICLE IV: OTHER TERMS AND CONDITIONS

          Section 4.1. Representations and Warranties. Each Party expressly represents and warrants that: (i) it has authority to act for itself or the lawful owner of its respective property, including the Research Information (the “Property”) herein; (ii) it has full power and express authority to carry out its obligations as set forth in this Agreement; (iii) AE represents and warrants that it is the owner of the Research Information with good and marketable title thereto; (iv) it has not made any assignment or transfer of the Property as set forth in this Agreement, including but not limited to assignment or transfer by subrogation or by operation of law; (v) it is not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Agreement; (vi) it is represented and has been advised by counsel in connection with this Agreement, which such Party executes wholly voluntarily and of its own choice, volition, judgment, belief and knowledge, after consultation with such counsel and not under coercion or duress; (vii) it is not aware of any illegal, unethical, or fraudulent activity or conduct of any Party to this Agreement; and (viii) it knowingly waives any claim that this Agreement was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Agreement based upon presently existing facts either known or reasonably ascertainable. The Parties agree and stipulate that each Party is relying upon these representations and warranties in entering into this Agreement.

          Section 4.2 Disputes. Disputes related to this Agreement shall be settled by mediation and if not so settled, then by binding arbitration under the American Arbitration Association in Tampa, Florida.

          Section 4.3. Validity. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

          Section 4.4 Notices. Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the Parties at their respective addresses set forth in this Agreement or at such other addresses as may be subsequently specified by written notice.

          Section 4.5 Other Instruments. The Parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become reasonably necessary or convenient to effectuate and carry out the purposes of this Agreement.

          Section 4.6 Headings. The headings, titles, and subtitles used in this Agreement are for ease of reference only and shall not control or affect the meaning or construction of any provision hereof.

          Section 4.7 Captions. The Parties agree that the captions and headings contained in this Agreement are for convenience only and shall not be deemed to constitute a part of this Agreement.

          Section 4.8 Construction. Words used in the Agreement of any gender or neuter shall be construed to include any other gender or neuter where appropriate. Words used in this Agreement that are either singular or plural shall be construed to include the other where appropriate.

          Section 4.9 Amendments in Writing. This Agreement may only be amended or modified by a written instrument that has been executed by the Parties and that unequivocally indicates the Parties’ intention to modify this Agreement. No waiver of any breach of this Agreement shall be construed as an implied amendment or agreement to amend or modify any provision of this Agreement.

          Section 4.10. No Waiver. The failure by any of the Parties to this Agreement to enforce at any time, or for any period of time, any one or more of the terms or conditions of this Agreement or a course of dealing between the Parties, shall not be a waiver of such terms or conditions or of such Party’s right thereafter to enforce each and every term and condition of this Agreement.

          Section 4.11 Duration and Applicable Law. This contract shall remain in force until all methods for recoveries are exhausted and the parties agree in writing to terminate this agreement and venture. However, this agreement expires in three months if for a period of time no longer than three (3) months from the date of this Agreement no effort by AQI has been made for conducting the survey and search, unless extended or canceled by the written mutual consent of both Parties. AQI agrees that if at the end of the three (3) months no survey work has been done, then and only then will the disclosures and knowledge furnished by AE revert back and shall once again be the total property of AE alone and may not be used without prior written consent of AE. Each Party shall comply with all applicable international, federal, state or local laws, regulations, or ordinances in effect or hereafter adopted. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Florida.

          Section 4.12 Entire and Integrated Agreement. This Agreement contains and constitutes the entire agreement and understandings of the Parties and supersedes as of the execution date all prior negotiations, discussions, undertakings or agreements of any sort whatsoever, whether oral or written, or any claims that might have ever been made by one Party against any opposing Party. There are no representations, agreements, or inducements except as set forth expressly and specifically in this Agreement.

          Section 4.13 Multiple Counterparts. This Agreement may be executed in multiple counterparts, any and all of which may contain the signatures of less than all the Parties and all of which shall be construed together as a single document. Each counterpart shall be fully effective as an original when all of the Parties have executed this Agreement. Such counterparts may also be executed by facsimile signature.

          Section 4.14 Assignment. Neither party may assign any of its rights under this agreement, either voluntarily or involuntarily, whether by merger, consolidation, dissolution, operation of law, or any other manner, except with the prior written consent of the other party. Neither party may delegate any performance under this agreement, except with the prior written consent of the other party. Any purported assignment of rights or delegation of performance in violation of this section is void.

           In Witness Whereof, the Parties have signed this Agreement on the day and the date first above written.

ALTAMAR EXPLORATIONS, LLC

     /s/ Mark Allender

SIGNATURE__________________________________

MARK ALLENDER, MANAGING MEMBER

DATE September 29, 2014

AQUA QUEST INTERNATIONAL, INC.

 /s/ Robert Mayne

SIGNATURE______________________________

ROBERT H. MAYNE, JR, PRESIDENT

DATE   September 29, 2014